Exhibit 4-1-1(A)
This instrument was prepared by,
and when recorded should be
returned to:
Richard W. Astle
Sidley Austin Brown & Wood
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

Supplemental Indenture
Dated as of April 23, 2003
Commonwealth Edison Company
to
BNY Midwest Trust Company
and
D.G. Donovan
Trustees Under Mortgage Dated July 1, 1923,
and Certain
Indentures Supplemental Thereto
Providing for Issuance of
FIRST MORTGAGE BONDS, POLLUTION CONTROL SERIES 2003
Due May 15, 2017

          This Supplemental Indenture, dated as of April 23, 2003, between Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”) having an address at 10 South Dearborn Street, 37th floor, Chicago, Illinois 60603, party of the first part, BNY Midwest Trust Company, a trust company organized and existing under the laws of the State of Illinois having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, and D.G. Donovan, an individual having an address at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, as Trustee and Co-Trustee, respectively, under the Mortgage of the Company dated July 1, 1923, as amended and supplemented by Supplemental Indenture dated August 1, 1944 and the subsequent supplemental indentures hereinafter mentioned, parties of the second part (said Trustee being hereinafter called the “Trustee”, the Trustee and said Co-Trustee being hereinafter together called the “Trustees”, and said Mortgage dated July 1, 1923, as amended and supplemented by said Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, being hereinafter called the "Mortgage”),
WITNESSETH:
          WHEREAS, the Company duly executed and delivered the Mortgage to provide for the issue of, and to secure, its bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage; and
          WHEREAS, the Company from time to time has executed and delivered supplemental indentures to the Mortgage to provide for (i) the creation of additional series of bonds secured by the Mortgage, (ii) the amendment of certain of the terms and provisions of the Mortgage and (iii) the confirmation of the lien of the Mortgage upon property of the Company, such supplemental indentures that are currently effective and the respective dates, parties thereto and purposes thereof, being as follows:

Supplemental
Indenture Date	Parties	Providing For
August 1, 1944	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Amendment and restatement of Mortgage dated July 1, 1923

August 1, 1946	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 1, 1953	Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustee and Co-Trustee	Confirmation of mortgage lien

March 31, 1967	Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 1, 1967	Company to Continental Illinois National Bank and Trust Company of Chicago and Edward J. Friedrich, as Trustee and Co-Trustee	Amendment of Sections 3.01, 3.02, 3.05 and 3.14 of the Mortgage and issuance of First Mortgage 5-3/8% Bonds, Series Y

Supplemental
Indenture Date	Parties	Providing For
February 28, 1969	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

May 29, 1970	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 1, 1971	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 1, 1972	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

May 31, 1972	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 15, 1973	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

May 31, 1974	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 13, 1975	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

May 28, 1976	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 3, 1977	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

May 17, 1978	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

August 31, 1978	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 18, 1979	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 20, 1980	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 16, 1981	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

Supplemental
Indenture Date	Parties	Providing For
April 30, 1982	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 15, 1983	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 13, 1984	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 15, 1985	Company to Continental Illinois National Bank and Trust Company of Chicago and Donald W. Alfvin, as Trustee and Co-Trustee	Confirmation of mortgage lien

April 15, 1986	Company to Continental Illinois National Bank and Trust Company of Chicago and M.J. Kruger, as Trustee and Co-Trustee	Confirmation of mortgage lien

June 15, 1990	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 9-7/8% Bonds, Series 75

October 1, 1991	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 8-1/4% Bonds, Series 76 and First Mortgage 8-7/8% Bonds, Series 77

October 15, 1991	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 8-3/8% Bonds, Series 78 and First Mortgage 9-1/8% Bonds, Series 79

May 15, 1992	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 6-1/8% Bonds, Series 82 and First Mortgage 8% Bonds, Series 83

September 15, 1992	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 7-3/8% Bonds, Series 85 and First Mortgage 8-3/8% Bonds, Series 86

April 15, 1993	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 7-5/8% Bonds, Series 92

June 15, 1993	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 7% Bonds, Series 93 and First Mortgage 7-1/2% Bonds, Series 94

July 15, 1993	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage 6-5/8% Bonds, Series 96 and First Mortgage 7-3/4% Bonds, Series 97

Supplemental
Indenture Date	Parties	Providing For
January 15, 1994	Company to Continental Bank, National Association and M.J. Kruger, as Trustee and Co-Trustee	Issuance of First Mortgage Bonds, Pollution Control Series 1994A, 1994B and 1994C

December 1, 1994	Company to Bank of America Illinois and Robert J. Donahue, as Trustee and Co-Trustee	Issuance of First Mortgage Bonds, Pollution Control Series 1994D

June 1, 1996	Company to Harris Trust and Savings Bank and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage Bonds, Pollution Control Series 1996A and 1996B

March 1, 2002	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of unregistered First Mortgage 6.15% Bonds, Series 98

May 20, 2002	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage Bonds, Pollution Control Series 2002

June 1, 2002	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of additional unregistered First Mortgage 6.15% Bonds, Series 98

October 7, 2002	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of registered First Mortgage 6.15% Bonds, Series 98 in exchange for unregistered First Mortgage 6.15% Bonds, Series 98

January 13, 2003	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage 3.700% Bonds, Series 99 and First Mortgage 5.875% Bonds, Series 100

March 14, 2003	Company to BNY Midwest Trust Company and D.G. Donovan, as Trustee and Co-Trustee	Issuance of First Mortgage 4.70% Bonds, Series 101
          WHEREAS, the respective designations, maturity dates and principal amounts of the bonds of each series presently outstanding under, and secured by, the Mortgage and the several supplemental indentures above referred to, are as follows:

Designation	Maturity Date	Principal Amount
First Mortgage 9-7/8% Bonds, Series 75	June 15, 2020	$54,171,000
First Mortgage 8-1/4% Bonds, Series 76	October 1, 2006	100,000,000
First Mortgage 8-3/8% Bonds, Series 78	October 15, 2006	125,000,000
First Mortgage 8% Bonds, Series 83	May 15, 2008	140,000,000
First Mortgage 7-5/8% Bonds, Series 92	April 15, 2013	218,500,000
First Mortgage 7% Bonds, Series 93	July 1, 2005	225,000,000
First Mortgage 7-1/2% Bonds, Series 94	July 1, 2013	147,000,000
First Mortgage 6-5/8% Bonds, Series 96	July 15, 2003	100,000,000
First Mortgage 7-3/4% Bonds, Series 97	July 15, 2023	150,000,000

Designation	Maturity Date	Principal Amount
First Mortgage 5.3% Bonds, Pollution Control Series 1994A	January 15, 2004	26,000,000
First Mortgage 5.7% Bonds, Pollution Control Series 1994B	January 15, 2009	20,000,000
First Mortgage 5.85% Bonds, Pollution Control Series 1994C	January 15, 2014	20,000,000
First Mortgage 6.75% Bonds, Pollution Control Series 1994D	March 1, 2015	91,000,000
First Mortgage 4.4% Bonds, Pollution Control Series 1996A	December 1, 2006	110,000,000
First Mortgage 4.4% Bonds, Pollution Control Series 1996B	December 1, 2006	89,400,000
First Mortgage 6.15% Bonds, Series 98	March 15, 2012	600,000,000
First Mortgage Bonds, Pollution Control Series 2002	April 15, 2013	100,000,000
First Mortgage 3.700% Bonds, Series 99	February 1, 2008	350,000,000
First Mortgage 5.875% Bonds, Series 100	February 1, 2033	350,000,000
First Mortgage 4.70% Bonds, Series 101	April 15, 2015	395,000,000

	Total	$3,411,071,000

          WHEREAS, the Mortgage provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and
          WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Mortgage, such bonds to be designated “First Mortgage Bonds, Pollution Control Series 2003” (hereinafter called the “bonds of Series 2003”) and the terms and provisions to be contained in the bonds of Series 2003 or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and
          WHEREAS, the bonds of Series 2003 and the Trustee’s certificate to be endorsed thereon shall be substantially in the forms included in Exhibit A hereto; and
          WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action and by order of the Illinois Commerce Commission to make, execute and deliver this Supplemental Indenture, and to create, as an additional series of bonds of the Company, the bonds of Series 2003, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustees, a valid, binding and legal instrument, and to make the bonds of Series 2003, when authenticated by the Trustee and issued as provided in the Mortgage and in this Supplemental Indenture, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, as amended and supplemented, have been done and performed;

          NOW, THEREFORE, in consideration of the premises and of the sum of one dollar duly paid by the Trustees to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
          SECTION 1.01. Terms of the Mortgage. The terms used in this Supplemental Indenture which are defined in the Mortgage, unless otherwise specified herein, are used herein with the same meanings as in the Mortgage.
          SECTION 1.02. Definitions of New Terms. The following terms shall have the following meanings in this Supplemental Indenture:
     “IDFA” shall mean the Illinois Development Finance Authority, a political subdivision and body politic and corporate duly organized and validly existing under and by virtue of the laws of the State of Illinois.
     “IDFA Bonds” shall mean those certain Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003 issued in the original aggregate principal amount of $40,000,000 under and pursuant to the terms of the IDFA Indenture.
     “IDFA Indenture” shall mean that certain Indenture of Trust dated as of May 1, 2003, between IDFA, as issuer, and Bank One, National Association, as trustee.
          SECTION 1.03. Rules of Construction. All references to any agreement refer to such agreement as modified, varied, or amended from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.
ARTICLE II
          SECTION 2.01. Designation and Issuance of Bonds. (a) The bonds of Series 2003 shall, as hereinbefore recited, be designated as the Company’s “First Mortgage Bonds, Pollution Control Series 2003.”
          (b) Subject to the provisions of the Mortgage, the bonds of Series 2003 shall be issuable without limitation as to the aggregate principal amount thereof.
          SECTION 2.02. Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds. (a) The definitive bonds of Series 2003 shall be in engraved, lithographed, printed or type-written form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate to be endorsed thereon shall be substantially in the forms included in Exhibit A hereto. The bonds of Series 2003 shall be dated as provided in Section 3.01 of the Mortgage, as amended by Supplemental Indenture dated April 1, 1967. All bonds of Series 2003 shall mature on May 15, 2017.

          (b) The bonds of Series 2003 shall bear interest on each day that they are outstanding at a rate per annum which is equal to the weighted-average interest rate borne on the IDFA Bonds outstanding on such date; provided, however, such interest rate on the bonds of Series 2003 shall not exceed 12% per annum. The bonds of Series 2003 shall bear interest until the principal thereof shall be paid in full. Interest on the bonds of Series 2003 shall be payable to the record holder thereof on the dates that interest is payable on the IDFA Bonds.
          (c) The interest on the bonds of Series 2003 so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage, as amended by said Supplemental Indenture dated April 1, 1967, be paid to the person in whose name such bond is registered on such interest payment date.
          SECTION 2.03. Bonds Issued as Collateral Security. The bonds of Series 2003 shall be issued, delivered, and pledged to, and registered in the name of, the trustee under the IDFA Indenture in order to secure and provide for, and as collateral security for, the due and punctual payment of the principal, premium, if any, and interest due from time to time on the IDFA Bonds.
          SECTION 2.04. Credit for Payments on IDFA Bonds. (a) The Company shall receive a credit against its obligation to make any payment of interest on the bonds of Series 2003, whether on an interest payment date, at maturity, upon redemption, upon acceleration or otherwise, in an amount equal to the amount, if any, paid by or for the account of the Company in respect of any corresponding payment of interest on the IDFA Bonds. So long as all the bonds of Series 2003 are pledged as described in Section 2.03, the obligation of the Company to make any payment with respect to the principal of the bonds of Series 2003 shall be credited in full if, at the time that any such payment of principal shall be due, there shall have been paid by or for the account of the Company the then due principal of all IDFA Bonds which are outstanding.
          (b) The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and premium, if any, and interest on, the bonds of Series 2003 as the same shall become due and payable has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telex, telegram, telecopy or other form of written telecommunication) from the trustee under the IDFA Indenture stating that payment of the principal of, or premium, if any, or interest on, the IDFA Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.
          SECTION 2.05. Execution of Bonds. The bonds of Series 2003 shall be executed on behalf of the Company by its President or one of its Vice Presidents, manually or by facsimile signature, and shall have its corporate seal affixed thereto or a facsimile of such seal imprinted thereon, attested by its Secretary or one of its Assistant Secretaries, manually or by facsimile signature, all as may be provided by resolution of the Board of Directors of the Company. In case any officer or officers whose signature or signatures, manual or facsimile, shall appear upon any bond of Series 2003 shall cease to be such officer or officers before such bond shall have been actually authenticated and delivered, such bond nevertheless may be issued, authenticated and delivered with the same force and effect as though the person or persons whose signature or signatures, manual or facsimile, appear thereon had not ceased to be such officer or officers of the Company.
          SECTION 2.06. Medium and Places of Payment of Principal of, and Premium, If Any, and Interest on, Bonds; Transferability and Exchangeability. The principal of, and premium, if any, and the interest on the bonds of Series 2003 shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal, premium, if any, and interest shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.09 and 3.10 of the Mortgage, at said office or agency. No charge shall be made by the Company to the registered owner of any bond of Series 2003 for the registration of transfer of such bond or for the exchange thereof for bonds of the same series of other authorized denominations, except, in the case of any transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.
          SECTION 2.07. Denominations and Numbering of Bonds. The bonds of Series 2003 shall be issued in the denomination of $1,000 and in such multiples of $1,000 as shall from time to time hereafter be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized to make such determination, the authorization of the denomination of any bond of Series 2003 to be conclusively evidenced by the execution thereof on behalf of the Company. Bonds of Series 2003 shall each be numbered R-1 and consecutively upwards.
          SECTION 2.08. Temporary Bonds. Until definitive bonds of Series 2003 are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.11 of the Mortgage, temporary registered bonds of Series 2003 without coupons.
          SECTION 2.09. Optional Redemption of Bonds. Upon the notice and in the manner provided in the paragraph under the heading “Optional Redemption” of the IDFA Bonds, the bonds of Series 2003 may be redeemed, at the option of the Company, on and after the date determined thereunder, in whole at any time or in part from time to time, at the redemption prices (expressed as percentages of the principal amount of each bond of Series 2003 or portion thereof to be redeemed) set forth therein, plus accrued interest to the redemption date.
          SECTION 2.10. Mandatory Redemption. Upon the notice and in the manner provided in the paragraphs under the heading “Mandatory Redemption” of the IDFA Bonds, the bonds of Series 2003 shall be redeemed by the Company in whole, or as provided under such paragraphs in part, at 100% of the principal amount thereof plus accrued interest to the redemption date.
          SECTION 2.11. Default Mandatory Redemption. The bonds of Series 2003 shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption following receipt by the Trustee of written notice from the trustee under the IDFA Indenture stating that the principal of the IDFA

Bonds has been declared to be immediately due and payable as a result of an event of default under the IDFA Indenture.
ARTICLE III
CONFIRMATION OF LIEN
          The Company, for the equal and proportionate benefit and security of the holders of all bonds at any time issued under the Mortgage, hereby confirms the lien of the Mortgage upon, and hereby grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants and conveys unto the Trustees, all property of the Company and all property hereafter acquired by the Company, other than (in each case) property which, by virtue of any of the provisions of the Mortgage, is excluded from such lien, and hereby confirms the title of the Trustees (as set forth in the Mortgage) in and to all such property. Without in any way limiting or restricting the generality of the foregoing, there is specifically included within the confirmation of lien and title hereinabove expressed the property of the Company legally described on Exhibit A attached hereto and made a part hereof.
ARTICLE IV
MISCELLANEOUS
          The terms and conditions of this Supplemental Indenture shall be deemed to be a part of the terms and conditions of the Mortgage for any and all purposes. The Mortgage, as supplemented by the indentures supplemental thereto dated subsequent to August 1, 1944 and referred to in the first paragraph of this Supplemental Indenture, and as further supplemented by this Supplemental Indenture, is in all respects hereby ratified and confirmed.
          This Supplemental Indenture shall bind and, subject to the provisions of Article XIV of the Mortgage, inure to the benefit of the respective successors and assigns of the parties hereto.
          Although this Supplemental Indenture is dated as of April 23, 2003, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.
          This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Commonwealth Edison Company has caused this Supplemental Indenture to be executed in its name by its Vice President and Treasurer, and attested by one of its Assistant Secretaries, and BNY Midwest Trust Company, as Trustee under the Mortgage, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and attested by one of its Assistant Secretaries, and D.G. Donovan, as Co-Trustee under the Mortgage, has hereunto affixed his signature, all as of the day and year first above written.

COMMONWEALTH EDISON COMPANY
By:
J. Barry Mitchell
Vice President and Treasurer

ATTEST:
Scott N. Peters
Assistant Secretary

BNY MIDWEST TRUST COMPANY
By:
J. Bartolini
Vice President

ATTEST:
C. Potter
Assistant Secretary
D.G. Donovan

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)
          I, DENISE M. KERSCHHACKL, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARRY MITCHELL, Vice President and Treasurer of Commonwealth Edison Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and SCOTT N. PETERS, an Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
          GIVEN under my hand and notarial seal this 23rd day of April, A.D. 2003.
Denise M. Kerschhackl
Notary Public
{SEAL}
My Commission expires February 15, 2005.

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)
          I, A. HERNANDEZ, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that J. BARTOLINI, Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and C. POTTER, Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.
          GIVEN under my hand and notarial seal this 23rd day of April, A.D. 2003.
A. Hernandez
Notary Public
{SEAL}
My Commission expires July 8, 2006.

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)
          I, A. HERNANDEZ, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that D.G. DONOVAN, one of the parties described in and which executed the foregoing instrument, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, executed and delivered said instrument as his free and voluntary act for the uses and purposes therein set forth.
          GIVEN under my hand and notarial seal this 23rd day of April, A.D. 2003.
A. Hernandez
Notary Public
{SEAL}
My Commission expires July 8, 2006.

EXHIBIT A
to
Supplemental Indenture
COMMONWEALTH EDISON COMPANY
First Mortgage Bond, Pollution Control Series 2003
Due May 15, 2017
          COMMONWEALTH EDISON COMPANY, an Illinois corporation (hereinafter called the “Company”), for value received, hereby promises to pay to                                         , as trustee under that certain Indenture of Trust dated as of May 1, 2003 between Illinois Development Finance Authority (“IDFA”) and said trustee, or registered assigns, on the fifteenth day of May, 2017, the sum of                      Dollars, and to pay interest on said sum from the date hereof until said sum shall be paid, at a rate per annum on each day which is equal to the weighted-average interest rate borne on the IDFA Bonds (as hereinafter defined) outstanding on such date, until the principal thereof shall be paid in full, subject to Section 2.04 of the Supplemental Indenture dated as of April 23, 2003 (the “Supplemental Indenture”), executed and delivered by the Company to the Trustees (as hereinafter defined), which provides for certain credits towards payment of principal of and interest on the bonds of this Series. Interest shall accrue on the bonds of this Series from the date of issuance hereof, and the payment thereof shall be credited as provided in Section 2.04(a) of the Supplemental Indenture unless and until the Trustee receives the notice contemplated by Section 2.04(b) of the Supplemental Indenture, whereupon the interest on the bonds of this Series shall become and remain due and payable until such time as the Trustee receives a further written notice (including a telex, telegram, telecopy or other form of written telecommunication) from the trustee under the IDFA Indenture (as hereinafter defined) stating that such payments need not continue. When interest is due and payable as described above, interest on the bonds of this Series shall be payable at the same time as interest on the IDFA Bonds and upon maturity, redemption, or acceleration of the bonds of this Series, subject to Section 2.04 of the Supplemental Indenture. The interest on each bond of this Series so payable on any interest payment date shall, subject to the exceptions provided in Section 3.01 of the Mortgage (as hereinafter defined), as amended by a supplemental indenture dated April 1, 1967, be paid to the person in whose name such bond is registered on the date of such payment. The principal of, and premium, if any, and the interest on, this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.
          This bond is one of the bonds of the Company, issued and to be issued in series from time to time under and in accordance with and, irrespective of the time of issue, equally and ratably secured by the Mortgage dated July 1, 1923, and indentures supplemental thereto, under which BNY Midwest Trust Company and D.G. Donovan (collectively, the “Trustees”) are now the Trustees, and is one of the First Mortgage Bonds, Pollution Control Series 2003 of the

Company, the issuance of which is provided for by the Supplemental Indenture, executed and delivered by the Company to such Trustees, to which Mortgage and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustees in respect of the security, and the terms and conditions governing the issuance and security of said bonds. The term “Mortgage,” as hereinafter used, shall mean said Mortgage dated July 1, 1923, and all indentures supplemental thereto.
          With the consent of the Company and to the extent permitted by and as provided in the Mortgage, modifications or alterations of the Mortgage or of any indenture supplemental thereto and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Mortgage or any such supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than eighty per centum (80%) in principal amount of the bonds then outstanding under the Mortgage, and by the affirmative vote of the holders and registered owners of not less than eighty per centum (80%) in principal amount of the bonds of any series then outstanding under the Mortgage and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Mortgage are so affected, but in any case excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage; subject, however, to the condition, among other conditions stated in the Mortgage, that no such modification or alteration shall be made which will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
          The bonds of this Series are subject to redemption, as provided in the Supplemental Indenture.
          In case of certain completed defaults specified in the Mortgage, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Mortgage.
          No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Mortgage, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or through the Company or such successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage, all as more fully provided therein.

          This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of charges as provided in the Mortgage, be issued to the transferee in exchange herefor.
          Bonds of this Series are issuable only in registered form without coupons and in the denominations of $1,000 each and any authorized multiple thereof. As provided in the Mortgage, such bonds are exchangeable for registered bonds of the same series as between authorized denominations. Any such exchange may be made by the registered owner of any such bond or bonds upon presentation thereof for that purpose at the office or agency of the Company in the City of Chicago, State of Illinois.
          This bond shall not be entitled to any security or benefit under the Mortgage or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the corporate Trustee, or its successor in trust under the Mortgage, of the certificate endorsed hereon.

          IN WITNESS WHEREOF, Commonwealth Edison Company has caused this bond to be executed in its name by its President or one of its Vice-Presidents, and has caused its corporate seal to be hereto affixed, attested by its Secretary or one of its Assistant Secretaries, as of the ___day of                     , 20___.

COMMONWEALTH EDISON COMPANY

[SEAL]

By:
President
ATTEST:

Secretary
(General Form of Trustee’s Certificate)
          This bond is one of the bonds of the series designated herein, referred to and described in the within mentioned Supplemental Indenture dated as of April 23, 2003.

BNY MIDWEST TRUST COMPANY

By:
Authorized Officer
Illinois Commerce Commission Identification No.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minors)
under Uniform Gifts to Minors Act

(State)
     Additional abbreviations may also be used though not in the above list.
          FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing                      attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.